                                                                   EXHIBIT 99.1


                                                          FOR IMMEDIATE RELEASE
                                                        THURSDAY, JUNE 18, 1998


                                                                      CONTACTS:
                                                                      ---------

                                       STEVEN PURCELL - CHIEF FINANCIAL OFFICER
                                    Phone: (402) 593-4632 - Fax: (402) 537-6197
                                                           E-Mail: cfo@abii.com



                AMERICAN BUSINESS INFORMATION, INC(R) COMPLETES
                     PLACEMENT OF SENIOR SUBORDINATED NOTES


(OMAHA, NE) - American Business Information, Inc.(R) announced that it has completed a private placement of 9 1/2% Senior Subordinated Notes due 2008 (the "Notes") in the aggregate principal amount of $115,000,000. The Notes have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Act.

American Business Information, Inc.(R) is headquartered at 5711 South 86th Circle, P.O. Box 27347, Omaha, NE 68127-0347 and can be contacted at (402) 593-4500.